Exhibit 10.1

Execution Version

December 10, 2015

Drax Power Limited

Drax Power Station

Selby, North Yorkshire

YO8 8PH, United Kingdom

Attn: Louise Neve

Re:Agreement for the Sale and Purchase of Biomass dated May 1, 2013

Fifth Amendment

Dear Head of Back Office:

Reference is made to that certain Agreement for the Sale and Purchase of Biomass (the “Agreement”) dated May 1, 2013, by and between Drax Power Limited (“DPL”) and RTK WP Canada, ULC (“RTK”), as amended by letter agreements dated September 23, 2013, February 11, 2014, February 25, 2015 and August 7 2015, and under which Rentech, Inc. (the “Guarantor”) guaranteed certain obligations of RTK by way of a Parent Company Guarantee dated May 1, 2013 (“the Guarantee”).

The provisions of this letter are legally binding between DPL and RTK and the Guarantor.  Unless otherwise defined, capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Agreement, and unless expressly amended in this letter, all terms of the Agreement shall remain fully effective and shall have effect as though the provisions contained in this letter had been originally contained in the Agreement.   Each Party reserves all other rights or remedies it may have now or in the future and nothing in this letter shall be deemed to be a waiver by either Party of, or consent by us to, any breach or potential breach (present or future) of any provision of the Agreement.

Whereas the Parties have agreed to re-profile the Delivery Schedule for Delivery Year 3:

•

the first Shipment of Delivery Year 3 shall be converted from one Supra-max vessel into two Handy-size vessels, with such Delivery Schedule being agreed between the Parties pursuant to Section 13 of the Commercial Terms; and

•	consequently, the payment of the Settlement Sum described in the Fourth Amendment shall be re-profiled.

The Parties hereby agree as follows:

1.

Notwithstanding anything to the contrary in the definition of “Delivery Year” or the Schedule 1 Commercial Terms, Delivery Year 3 shall commence on 15th December 2015 and end on (but shall include) 31st December 2016.

2.	Without prejudice to any other payment term described in the Fourth Amendment, Annex 1 of the Fourth Amendment shall be replaced with Annex 1 of this letter.

10877 Wilshire Boulevard, Suite 1000  •  Los Angeles, CA 90024  •  T: 310.571.9800  •  F: 310.571.9799

www.rentechinc.com

Execution Version

3.

RTK hereby agrees and undertakes to be responsible, pay and/or reimburse DPL upon demand for any and all additional costs, charges, fees, payments and liabilities of whatever nature arising out of or in connection with the re-profiling of the Delivery Schedule described in this letter.

The Guarantor consents to RTK entering into this letter.  The Guarantor agrees that its Guarantee remains in full force and effect as to the Agreement as amended by this letter.

This amendment and any non-contractual obligations arising out of or in connection with it are subject to the Dispute Resolution and Governing Law and Jurisdiction provisions in clauses 35 and 36 of the Agreement.

This amendment may be executed in any number of counterparts, and by any Party on separate counterparts, each of which as so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this amendment as to any party hereto to produce or account for more than one such counterpart executed and delivered by such Party.  Counterparts may be executed either in original, faxed or digital transmission form and the Parties adopt any signatures received by a receiving fax machine or computer as original signatures of the Parties.

Very truly yours,
RTK WP CANADA, ULC

		By:	/s/ Jeffrey R. Spain
		Name:	Jeffrey R. Spain
		Title:	SVP

Acknowledged and Agreed:		Acknowledged and Agreed:
DRAX POWER LIMITED		RENTECH, INC.

By:	/s/ Deborah Keedy	By:	/s/ Jeffrey R. Spain
Name:	Deborah Keedy	Name:	Jeffrey R. Spain
Title:	Head of Biomass Procurement	Title:	SVP

Execution Version

ANNEX 1

Price Reductions

Delivery Year	Shipment	Delivery Schedule	Amount of Price Reduction
3	1	Delivery Year 3 Delivery Schedule to be agreed pursuant to Section 13 of the Commercial Terms and Clause 5 of the Agreement	CAD$409,483
3	2		CAD$409,483
3	3		CAD$818,966
3	Remaining Shipments		n/a